Exhibit 10.1

TERM LOAN AGREEMENT

Dated as of September 4, 2009

between

PHYSICIANS FORMULA, INC.

and

MILL ROAD CAPITAL, L.P.

THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS (AS DEFINED BELOW), THE TERM LOAN (AS DEFINED BELOW) AND ALL OTHER OBLIGATIONS (AS DEFINED BELOW), AND THE LIENS CREATED BY THE LOAN DOCUMENTS ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF EVEN DATE HEREWITH AMONG PHYSICIANS FORMULA, INC., MILL ROAD CAPITAL, L.P., UNION BANK, N.A. AND THE OTHER PARTIES REFERRED TO THEREIN, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF.

TERM LOAN AGREEMENT

This Term Loan Agreement (the “Loan Agreement”) is made as of the 4th day of September, 2009 by and among PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”) having its principal place of business at 1055 West 8th Street, Azusa, CA 91702, and MILL ROAD CAPITAL, L.P., a Delaware limited partnership (the “Lender”) having its principal place of business at Two Sound View Drive, Greenwich, CT 06830.

RECITALS

WHEREAS, Borrower has requested Lender provide a $4,200,000 term loan facility; and

WHEREAS, the term loan facility shall be used for working capital and for other general corporate purposes; and

WHEREAS, Lender is willing to provide such loan upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.           DEFINITIONS AND RULES OF INTERPRETATION.

1.1.           Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Loan Agreement referred to below:

Affiliate.  As to any Person, (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with the first Person or (b) any Person who is a director, officer, shareholder, member or partners (i) of such Person, (ii) of a Subsidiary of such Person or (iii) of any Person described in the preceding clause (a).  “Control” of a Person means the power, directly or indirectly, (a) to vote 10% or more of the Capital Stock (on a fully diluted basis) of the Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of the Person (whether by contract or otherwise).

Balance Sheet Date.  June 30, 2009.

Borrower.  As defined in the preamble hereto.

Borrower Affiliate.  An Affiliate of the Borrower, any Subsidiary of Borrower or any Guarantor.

Business Day.  Any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Greenwich, Connecticut, the State of New York or the State of California.

Capital Stock.  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or economic interests in a Person other than a corporation and any and all warrants, rights or options to purchase any of the foregoing.

Change of Control.  Either (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Guarantor; or (ii) the Guarantor is no longer the legal and beneficial owner of 100% of the Capital Stock of the Borrower; or (iii) the Borrower ceases to own 100% of the Capital Stock of each of its Subsidiaries.

Closing Date.  The first date on which the conditions set forth in §10 have been satisfied.

Code.  The Internal Revenue Code of 1986.

Collateral.  As defined in the Security Agreement.

Default.   An event that but for the giving of notice or the lapse of time or both would be an Event of Default.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Subsidiary.  Each Subsidiary organized under the laws of the United States or any state thereof.

Eligible Assignee.  Either (i) an Affiliate of the Lender (who is under common control with such Lender) or (ii) any fund that is administered, managed, advised or underwritten by (a) the Lender or (b) an Affiliate of the Lender (who is under common control with such Lender).

Environmental Laws. The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment.

Event of Default.  See §11.1.

Foreign Subsidiary.  Any Subsidiary other than a Domestic Subsidiary.

GAAP.  Generally accepted accounting principles in the United States in effect from time to time.

Governing Documents.  With respect to any Person, its certificate or articles of incorporation, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents.

Governmental Authority.  Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guarantees.  The Guarantees dated as of the date hereof in favor of the Lender, substantially in the forms of Exhibit C-1 and C-2 hereto.

Guarantor.  Physicians Formula Holdings, Inc., a Delaware corporation and parent of the Borrower.

Hazardous Substances.  Any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

Incorporated Affirmative Covenants.  See §7.

Incorporated Negative Covenants.  See §8.

Indebtedness.  As to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (a) borrowed money, seller notes or seller holdbacks, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 90 days past due), or (e) any guaranty of Indebtedness for borrowed money.

Interest Rate.  A per annum rate equal to the lesser of 15.0% or the maximum rate permitted by applicable law.

Lender.  Mill Road Capital, L.P. and any other Person who becomes an assignee of any rights and obligations of Lender pursuant to §12.

Lender’s Office.  The Lender’s office located at Two Sound View Drive, Greenwich, CT 06830, or at such other location as the Lender may designate from time to time.

Lender’s Special Counsel.  Foley Hoag LLP or such other counsel as may be approved by the Lender.

Lien.  Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any easement, right of way or other encumbrance on title to real property, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

Loan Agreement.  This Loan Agreement, including the Schedules and Exhibits hereto.

Loan Documents.  This Loan Agreement, the Term Loan Note, the Pledge Agreement, the Security Agreement, the Guarantees, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.

Loan Party. The Borrower, each of its Subsidiaries and the Guarantor.

Material Adverse Effect.  With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) a material adverse effect on:

(a)           the business, properties, financial condition, assets or operations of the Borrower and its Subsidiaries, taken as a whole;

(b)           the ability of any Loan Party to perform their respective obligations under any of the Loan Documents; or

(c)           the validity, binding effect or enforceability of the other Loan Documents or the rights, remedies or benefits available to the Lender under any Loan Document.

Obligations.  The unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loan and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Term Loan Note and all other indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to the Lender or any of its Affiliates, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under, out of, or in connection with, this Loan Agreement or any of the other Loan Documents or any other instrument or document at any time evidencing any thereof or made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender that are required to be paid by the Borrower and its Subsidiaries pursuant to the terms of this Loan Agreement) or otherwise.

Participant.  See §12.3.

Person.  Any individual, firm, partnership, joint venture, corporation, limited liability company, association, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Pledge Agreement.  The Pledge Agreement, dated as of the Closing Date made by each of the Borrower’s shareholders and the Borrower in favor of the Lender, substantially in the form of Exhibit D hereto.

Related Parties.  With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

Security Agreement.  That certain Security Agreement of even date herewith in substantially the form of Exhibit B hereto by and among the Borrower, the Subsidiary Guarantors and the Lender.

Subordination Agreement.  That certain Intercreditor and Subordination Agreement dated as of September 4, 2009 among the Borrower, the Lender, UB (for the benefit of the Lenders under the UB Credit Agreement) and the other parties referred to therein, as such Subordination Agreement may be amended, modified or restated from time to time.

Subsidiary.  Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Subsidiary Guarantors.  Certain Subsidiaries of the Borrower party to the Guarantee substantially in the form of Exhibit C-2 hereto.

Taxes.  See §4.4.

Term Loan.  See §2.1.

Term Loan Commitment.  The sum of $4,200,000.

Term Loan Note.  See §2.2.

Term Loan Maturity Date.  December 3, 2009.

Voting Stock.  Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

UB.  Union Bank, N.A., formerly known as Union Bank of California, N.A.

UB Credit Agreement.  That certain Credit Agreement dated as of November 14, 2006 among the Borrower, the lenders party thereto and UB, as agent and a lender, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented or otherwise modified from time to time before, on or after the date of this Loan Agreement.

Uniform Commercial Code.  The Uniform Commercial Code as in effect in the State of New York from time to time.

1.2.           Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)           The words “include”, “includes” and “including” are not limiting.

(g)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(h)           Reference to a particular “§” refers to that section of this Loan Agreement unless otherwise indicated.

(i)           The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

(j)           Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(k)           This Loan Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Lender and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Lender merely on account of the Lender’s involvement in the preparation of such documents.

2.           THE TERM LOAN.

2.1.          Term Loan.  Subject to the terms and conditions set forth in this Loan Agreement and upon satisfaction of the conditions precedent referred to in §10 hereof, the Lender agrees to make a term loan (the “Term Loan”) to the Borrower on the Closing Date in the aggregate principal amount of the Term Loan Commitment.  On the Closing Date, subject to the terms and conditions of this Loan Agreement, the Term Loan shall be made available to Borrower no later than 2:00 p.m. Connecticut time by a deposit as instructed by the Borrower in writing in the full principal amount of the Term Loan.  Borrower shall not have the right to borrow, repay, and reborrow under this §2.

2.2.          Term Loan Note.  The Term Loan shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A hereto (the “Term Loan Note”), dated as of the Closing Date and completed with appropriate insertions.  The Term Loan Note shall be payable to the order of the Lender in a principal amount equal to the Term Loan Commitment.  The principal amount as provided therein of the Term Note shall be payable in full on the Term Loan Maturity Date, along with all accrued interest as set forth in §2.3.

2.3.          Interest on Term Loan.  Except as otherwise provided in §4.5, interest on the outstanding principal amount of the Term Loan shall accrue at a fixed per annum rate equal to the Interest Rate and shall be payable on the Term Loan Maturity Date.

3.           REPAYMENT OF THE LOANS.

3.1.          Maturity.  The Borrower promises to pay on the Term Loan Maturity Date, and there shall become absolutely due and payable on the Term Loan Maturity Date, the balance of the Term Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

3.2.          Optional Prepayments of Term Loan.  The Borrower shall have the right, at its election and with at least 10 days prior written notice to the Lender, to prepay the outstanding amount of the Term Loan, in whole or in part, at any time, without penalty or premium, provided that any such prepayment shall be accompanied by the payment of (a) all accrued interest on the principal amount to be prepaid through the date of prepayment and (b) all other amounts then due and payable hereunder.

4.           CERTAIN GENERAL PROVISIONS.

4.1.          Closing Fee.  There shall be no Closing Fee.

4.2.          Payments to Lender.  Except as otherwise provided herein, all payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Lender in Dollars at the Lender’s Office or at such other place that the Lender may from time to time designate, in each case at or about 2:00 p.m. (Greenwich, Connecticut, time or other local time at the place of payment) and in immediately available funds.

4.3.          Computations.  All computations of interest on the Term Loan and of fees shall be based on a 365 or 366 day year and paid for the actual number of days elapsed.  Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

4.4.          Taxes.  All amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

(a)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)           promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

(c)           pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted.  A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

4.5.          Interest After Default.  During the continuance of an Event of Default the principal of the Term Loan shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Lender, bear interest at a rate per annum equal to the lesser of (a) 2% above the rate of interest otherwise applicable to such Term Loan or (b) the maximum rate permitted by applicable law.

5.           SECURITY ARRANGEMENTS.

5.1.           Security Agreement, Pledge Agreement.  The payment and performance of the Obligations shall be secured by (i) the Collateral (including a pledge of all equity securities and rights to acquire equity securities of the Subsidiary Guarantors) pursuant to the Security Agreement among the Lender, the Borrower and the Subsidiary Guarantors, and (ii) a pledge of all equity securities and rights to acquire equity securities of the Borrower pursuant to the Pledge Agreement among the Lender, the Borrower and the Guarantor.

5.2.           Guarantees.  The payment and performance of the Obligations shall be guaranteed by the Guarantor and the Subsidiary Guarantors pursuant to the terms of the Guarantees.

6.           REPRESENTATIONS AND WARRANTIES.

6.1.           Corporate Authority.

6.1.1.           Incorporation; Good Standing.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each of the Borrower’s Subsidiaries is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation except where a failure to be so qualified would not have a Material Adverse Effect.  Each of the Borrower and its Subsidiaries (a) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as currently contemplated, and (b) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

6.1.2.           Authorization.  The execution, delivery and performance of this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

6.1.3.           Enforceability.  The execution and delivery of this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or fraudulent transfer or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

6.2.           Consents; Approvals.  No consent, approval or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required (or, with respect to those transactions and agreements previously entered into, was required) in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Loan Agreement, the Term Loan Note or the other Loan Documents other than those already obtained.

6.3.           Title to Properties; Leases.  As of the Closing Date the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Liens permitted or granted hereunder or under the UB Credit Agreement.

6.4.           Financial Condition.  The (i) audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2008 and (ii) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the six-month period ended as of the Balance Sheet Date, copies of which have heretofore been furnished to the Lender, present, to the best knowledge of the Borrower, fairly in all material respects the financial condition of the Borrower and its Subsidiaries.  The foregoing financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Neither the Borrower nor any Subsidiary has, as of such date, any obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, in an aggregate amount for all such obligations, liabilities and commitments in excess of $200,000, which is not reflected in the foregoing statements or in the notes thereto.

6.5.           No Material Adverse Changes, etc.  Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect.

6.6.           No Event of Default.  No Default or Event of Default has occurred and is continuing, except those that have been waived.

6.7.           Holding Company and Investment Company Acts.  Neither the Borrower nor any of its Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

6.8.           Use of Proceeds.  The proceeds of the Term Loan shall be used for working capital and general corporate purposes, including repayment of up to $ 2,935,051.42 of the outstanding obligations under the UB Credit Agreement on the Closing Date.

6.9.           Accuracy and Completeness of Information.  All information (other than projections and proforma statements) contained in any application, schedule, report, certificate, or any other document given to the Lender by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents is in all material respects true, accurate and complete as of the date referred to therein, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading.  All projections given to the Lender by or on behalf of the Borrower or any Subsidiary have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made.  The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

7.           AFFIRMATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as the Term Loan is outstanding, the Borrower shall and shall cause its Subsidiaries as necessary, to comply with all the affirmative covenants  set forth in Section 5 of the UB Credit Agreement (the “Incorporated Affirmative Covenants”).  The Lender shall be entitled to the benefits of Section 5 of the UB Credit Agreement to the same extent as if it were the “Agent” or a “Lender” under the UB Credit Agreement and shall be entitled to rely on any representations and warranties of the Borrower under or pursuant to such Section 5.

In addition, the Borrower shall provide the Lender with written notice within 2 days of any amendment, waiver or modification of UB Credit Agreement or any related agreements.

Notwithstanding the foregoing, in no event will any breach of, or failure to comply with, any Incorporated Affirmative Covenant by the Borrower or any other Loan Party result in an Event of Default hereunder or under any other Loan Document, nor will such breach or failure entitle the Lender to exercise any rights or remedies under the Loan Documents, seek any damages from any Loan Party or otherwise have any rights against the Loan Parties as a result thereof.

Within 5 Business Days after the Closing Date (or such later date as agreed to by the Lender in its sole discretion), the Borrower shall deliver to Lender a certificate of the Secretary of State of Delaware certifying as to the existence and good standing of Guarantor in Delaware.

8.           CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

8.1.          UB Negative Covenants.  The Borrower covenants and agrees that, so long as the Term Loan is outstanding, the Borrower shall and shall cause its Subsidiaries as necessary, to comply with all the negative covenants set forth in Section 6 of the UB Credit Agreement (the “Incorporated Negative Covenants”).  The Lender shall be entitled to the benefits of Section 6 of the UB Credit Agreement to the same extent as if it were the “Agent” or a “Lender” under the UB Credit Agreement and shall be entitled to rely on any representations and warranties of the Borrower under or pursuant to such Section 6.

Notwithstanding the foregoing, in no event will any breach of, or failure to comply with, any Incorporated Negative Covenant (other than those specifically referred to in Section 11.1(c)) by the Borrower or any other Loan Party result in an Event of Default hereunder or under any other Loan Document, nor will such breach or failure entitle the Lender to exercise any rights or remedies under the Loan Documents, seek any damages from any Loan Party or otherwise have any rights against the Loan Parties as a result thereof.

8.2.           Additional Negative Covenants.  Notwithstanding the generality of §8.1 above, the Borrower covenants and agrees that, so long as the Term Loan is outstanding:

8.2.1.           Restrictions on Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness, other than (a) the Obligations under the Loan Documents, (b) the Indebtedness under the UB Credit Agreement and (c) Indebtedness of the type described in subsections 6.2(b), (c), (d), (e), (f) and (i) of the UB Credit Agreement.

9.           RESERVED.

10.           CLOSING CONDITIONS.

The obligation of the Lender to execute this Loan Agreement and to make the Term Loan shall be subject to the satisfaction or waiver of the following conditions precedent on or prior to the date of execution:

10.1.          Loan Documents.  Each of the Loan Documents required to be dated on or prior to the Closing Date shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Lender.  The Lender shall have received a fully executed copy of each such document.

10.2.          Certified Copies of Governing Documents; Good Standing Certificates.  The Lender shall have received from each Loan Party, (a) a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification and (b) a certificate, dated no more than 15 days prior to the Closing Date, of the Secretary of State (or other relevant state authority) of the state of incorporation of such Loan Party certifying as to the existence and good standing of such Loan Party in such state.

10.3.          Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by each Loan Party of this Loan Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender.

10.4.          Incumbency Certificate.  The Lender shall have received from each Loan Party an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized:  (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) to request the Term Loan; and (c) to give notices and to take other action on its behalf under the Loan Documents.

10.5.          UCC Search Results.  The Lender shall have received the results of UCC searches of each Loan Party indicating no Liens, other than Liens permitted or granted hereunder or under the UB Credit Agreement and otherwise in form and substance reasonably satisfactory to the Lender.

10.6.          Opinion of Counsel.  The Lender shall have received a favorable legal opinion addressed to the Lender, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lender from Kirkland & Ellis LLP, counsel to the Loan Parties.

10.7.          Payment of Fees.  The Borrower shall have paid the reasonable fees and expenses of the Lender, including without limitation the fees and expenses of the Lender’s Special Counsel.

10.8.          No Material Adverse Change.  The Lender shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, management, properties or financial condition of the Loan Parties, taken as a whole, since the Balance Sheet Date.

10.9.          Representations True; No Event of Default.  Each of the representations and warranties contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered to the Lender pursuant to or in connection with this Loan Agreement shall be true (except to the extent that Lender relies on the representations and warranties of the Loan Parties in the UB Credit Agreement, in which case such representations and warranties shall be true in all material respects) as of the date as of which they were made and shall also be true at and as of the time of the making of the Term Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

10.10.        No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make the Term Loan.

10.11.        Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lender and the Lender’s Special Counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

11.           EVENTS OF DEFAULT; ACCELERATION; ETC.

11.1.          Events of Default and Acceleration.  If any of the following events (“Events of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Term Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Borrower or any of its Subsidiaries shall fail to pay any interest on the Term Loan, any fees, or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Borrower shall fail to comply with any of its covenants contained in §§6.2, 6.3, 6.4, 6.5 or 6.13 of the UB Credit Agreement;

(d)           any material representation or warranty of any Loan Party in this Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(e)           all or any part of the obligations under the UB Credit Agreement shall have been accelerated or all or all or any part of such obligations shall otherwise become due prior to its stated maturity (excluding prepayments required pursuant to the terms thereof);

(f)           the Borrower or any other Loan Party shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any other Loan Party or of any substantial part of the assets of the Borrower or any other Loan Party or shall commence any case or other proceeding relating to the Borrower or any other Loan Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any other Loan Party and the Borrower or any other Loan Party shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within 60 days following the filing thereof;

(g)           a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any other Loan Party bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any other Loan Party in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(h)           if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded by any Loan Party in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the material Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(i)           any Loan Party  shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business, such order shall continue in effect for more than 30 days and such action could reasonably be expected to have a Material Adverse Effect; or

(j)           a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Lender may by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Term Loan Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§11.1(f) or 11.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

11.2.          Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Term Loan, pursuant to §11.1, the Lender, if owed any amount with respect to the Term Loan, may proceed to protect and enforce any of its rights and remedies created pursuant to any Loan Document by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the

Obligations to the Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver or other enforcement of any or all of the Liens, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender.  Presentment, demand, protest and, except as provided in this Loan Agreement, all other notices of any kind are hereby expressly waived by the Borrower.  No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

11.3.          Distribution of Proceeds.  In the event that the Lender receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Loan Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

(b)           Second, to all other Obligations (other than contingent indemnification Obligations for which no claim has been made and is outstanding) in such order or preference as the Lender may determine; and

(c)           Last, the balance, if any, after all of the Obligations have been paid in full, to Borrower or as otherwise required by Law.

12.           SUCCESSORS AND ASSIGNS.

12.1.          General Conditions.  The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and the Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of §12.2, (b) by way of participation in accordance with the provisions of §12.3, or (c) by way of pledge or assignment of a security interest subject to the restrictions of §12.5 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Loan Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby, Participants to the extent provided in §12.3 and, to the extent expressly contemplated hereby, the Lender’s Affiliates) any legal or equitable right, remedy or claim under or by reason of this Loan Agreement or any of the other Loan Documents.

12.2.          Assignments.  The Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement; provided that (a) each partial assignment shall be made as an assignment of a proportionate part of all the Lender’s rights and obligations under this Loan Agreement with respect to the Term Loan; and (b) the parties to each assignment shall execute and deliver to the Lender an assignment and acceptance agreement.

From and after the effective date specified in each assignment and acceptance agreement, the Eligible

Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such assignment and acceptance agreement have the rights and obligations of the Lender under this Loan Agreement, and the Lender shall, to the extent of the interest assigned by such assignment and acceptance agreement, be released from its obligations under this Loan Agreement (and, in the case of an assignment and acceptance agreement covering all of the Lender’s rights and obligations under this Loan Agreement, the Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§4.2, 4.4 and §13.3 and the obligations of §13.4 notwithstanding such assignment.  Any assignment or transfer by the Lender of rights or obligations under this Loan Agreement that does not comply with this paragraph shall be treated for purposes of this Loan Agreement as a sale by the Lender of a participation in such rights and obligations in accordance with §12.3.

12.3.          Participations.  Lender may at any time, without the consent of, but with notice to, the Borrower, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of Term Loan owing to it); provided that (a) the Lender’s obligations under this Loan Agreement shall remain unchanged, (b) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (c) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Loan Agreement.  Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Loan Agreement and to approve any amendment, modification or waiver of any provision of this Loan Agreement.  Subject to §12.4, the Borrower agrees that each Participant shall be entitled to the benefits of §§4.2 and 4.4 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to §12.2.  To the extent permitted by law, each Participant also shall be entitled to the benefits of §13.1 as though it were the Lender, provided such Participant agrees to be subject to §13.1 as though it were the Lender.

12.4.          Payments to Participants.  A Participant shall not be entitled to receive any greater payment under §§4.2 and 4.4 than the Lender would have been entitled to receive with respect to the participation sold to such Participant.

12.5.          Miscellaneous Assignment Provisions.  The  Lender may at any time grant a security interest in all or any portion of its rights under this Loan Agreement to secure obligations of the Lender; provided that no such grant shall release the Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for the Lender as a party hereto or affect any rights or obligations of the Borrower or the Lender hereunder.

12.6.          New Term Loan Note.  Upon its receipt of an assignment and acceptance agreement executed by the parties to such assignment, together with the Term Loan Note subject to such assignment, the Lender shall give prompt notice thereof to the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense and upon the written request of the Assignee, shall execute and deliver, in exchange for the surrendered Term Loan Note, a new Term Loan Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such assignment and acceptance agreement and, if the Lender has retained some portion of its obligations hereunder, upon the written request of such Lender, a new Term Loan Note to the order of the Lender in an amount equal to the amount retained by it hereunder.  Such new Term Loan Note shall provide that it is a replacement for the surrendered Term Loan Note, shall be dated the effective date of such assignment and acceptance agreement and shall otherwise be in substantially the form of the assigned Term Loan Note.  The surrendered Term Loan Note shall be cancelled and returned to the Borrower.

13.           PROVISIONS OF GENERAL APPLICATIONS.

13.1.          Setoff.  If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Loan Agreement or any other Loan Document to the Lender or any such Affiliate, irrespective of whether or not the Lender shall have made any demand under this Loan Agreement or any other Loan Document but only to the extent such obligations of Borrower or such Loan Party are due and owing.  The rights of the Lender and its Affiliates under this §13.1 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.  The Lender agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.2.          Expenses.  The Borrower agrees to pay or reimburse (a) the reasonable costs and out-of-pocket expenses of the Lender (including the Lender’s Special Counsel) of producing and reproducing this Loan Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements of the Lender’s Special Counsel or any local counsel (to the extent deemed reasonably necessary by the Lender) to the Lender incurred in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (c) the reasonable costs and out-of-pocket fees, expenses and disbursements of the Lender or any of its Affiliates incurred by the Lender or such Affiliate in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all examination charges, (d) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender’s relationship with the Borrower or any of its Subsidiaries, and (e) any attorneys’ fees, costs and expenses paid by the Lender to UB in connection with the Subordination Agreement except to the extent directly caused by the gross negligence or willful misconduct of the Lender.  The covenants contained in this §13.2 shall survive payment or satisfaction in full of all other obligations.

13.3.          Indemnification.  The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and out-of-pocket expenses of every nature and character arising out of this Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Term Loan, (b) the Borrower or any of its Subsidiaries entering into or performing this Loan Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the otherwise indemnified party.  In litigation, or the preparation therefor, the Lender and its Affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower under this §13.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The covenants contained in this §13.3 shall survive payment or satisfaction in full of all other Obligations.

13.4.          Treatment of Certain Confidential Information.

13.4.1.             Disclosure.  The Lender and its Affiliates shall only have the right to disclose any non-public information supplied to it by any Loan Party pursuant to this Loan Agreement as follows: (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Lender, (c) to any regulatory authority having jurisdiction over the Lender, or to auditors or accountants, (d) in connection with any litigation to which the Lender or any Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, and (e) as reasonably required, to any actual or prospective assignee or participant; provided that, such transferee, assignee or participant agrees in writing to comply with the provisions of this Section 13.4.

13.4.2.             Prior Notification.  Unless prohibited by applicable law or court order, the Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) or pursuant to legal process.

13.4.3.             Other.  In no event shall the Lender be obligated or required to return any materials furnished to it or any Affiliate by any Loan Party.  The obligations of the Lender under this §13.4 shall supersede and replace the obligations of the Lender under any confidentiality letter or agreement in respect of this financing or otherwise signed and delivered by the Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in the Term Loan from the Lender.

13.4.4.             Material Nonpublic Information.  Lender shall reserve the right to elect not to receive any information required to be disclosed under the terms of any Loan Document, to the extent such information would be considered to be material nonpublic information as defined under any applicable federal or state securities laws.

13.4.5.             Survival.  The covenants contained in this §13.4 shall survive termination of this Loan Agreement.

13.5.          Survival of Covenants, Etc.  All covenants, agreements, representations and warranties made herein, in any of the Loan Documents or in any documents or other papers delivered by or on behalf of any of the Loan Parties pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Term Loan and shall continue in full force and effect so long as any amount due under this Loan Agreement or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Loan Agreement.

13.6.          Notices.  Except as otherwise expressly provided in this Loan Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a)           if to the Borrower, at 1055 West 8th Street, Azusa, CA 91702, Attention:  Ingrid Jackel, Chief Executive Officer, Telephone: 626-334-3395, Fax: 626-812-9462 and to, Kirkland & Ellis LLP, 300 N. LaSalle Street, Suite 3200, Chicago, IL 60654, Attention: Louis R. Hernandez, Telephone: 312-862-2000, Fax: 312-862-2200, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice.

(b)           if to the Lender, at Two Sound View Drive, Greenwich, CT 06830, Attention: Thomas Lynch, Managing Director, Telephone: 203-987-3501, Fax: 203-621-3280, and to, Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210, Attention: Peter M. Rosenblum, Esq., Telephone: 617-832-1000, Fax: 617-832-7000, or at such other address for notice as the Lender shall last have furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

13.7.          Governing Law.  THIS LOAN AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  EACH PARTY HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE SUCH PARTY BY MAIL AT THE ADDRESS SPECIFIED IN §13.6.  EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

13.8.          Headings.  The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

13.9.          Counterparts.  This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

13.10.           Entire Agreement, Etc.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §13.12.

13.11.           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE TERM LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the other party hereto has been induced to enter into this Loan Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

13.12.           Consents, Amendments, Waivers, Etc.  Any consent or approval required or permitted by this Loan Agreement to be given by the Lender may be given, and any term of this Loan Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any Loan Party of any terms of this Loan Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender; provided, that if there shall be more than one Lender hereunder, than only the written consent of the Lenders holding a majority of the Loans outstanding hereunder shall be required.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon any Loan Party shall entitle such Loan Party to other or further notice or demand in similar or other circumstances.

13.13.           Severability.  The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

13.14.           USA Patriot Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

PHYSICIANS FORMULA, INC.

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

MILL ROAD CAPITAL, L.P.

By:	/s/ Charles Goldman
	Name:	Charles Goldman
	Title:	Managing Director

Exhibits

Exhibit A	Form of Term Loan Note
Exhibit B	Form of Security Agreement
Exhibit C-1	Form of Pledgor Guarantee
Exhibit C-1	Form of Subsidiary Guarantee
Exhibit D	Form of Pledge Agreement